Exhibit 4.1
______________________________________________________________________________
HP INC.,
as Issuer,
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as First Trustee,
and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Successor Trustee,
________________________
THIRD SUPPLEMENTAL INDENTURE
Dated as of April 14, 2025
to
INDENTURE
Dated as of June 17, 2020
______________________________________________________________________________

THIRD SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE, dated as of April 14, 2025 (this “Supplemental Indenture”), among HP Inc. (the “Company”), a Delaware corporation, The Bank of New York Mellon Trust Company, N.A., as trustee under the Base Indenture defined below (“First Trustee”), and U.S. Bank Trust Company, National Association, as successor trustee under the Base Indenture in respect of all series of the Securities to be issued by the Company on or after the date hereof (the “Future Notes”) under the Base Indenture defined below (“U.S. Bank”) (either First Trustee or U.S. Bank, as applicable, being herein called the “Trustee”).
RECITALS
WHEREAS, the Company and First Trustee have entered into an Indenture, dated as of June 17, 2020 (the “Base Indenture”), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series as therein provided. Capitalized terms used herein, not otherwise defined herein, shall have the meanings given them in the Base Indenture;
WHEREAS, Section 901(8) of the Base Indenture provides that, under certain circumstances, a supplemental indenture may be entered into in order to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Base Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of Section 611 of the Base Indenture;
WHEREAS, in accordance with the terms of Section 901 of the Base Indenture, this Supplemental Indenture has been authorized by a Board Resolution;
WHEREAS, First Trustee has acted and will continue to act as trustee in respect of all series of the Securities which have been issued prior to the date of this Supplemental Indenture and remain outstanding, and U.S. Bank has agreed to act as successor trustee with respect to the Future Notes;
WHEREAS, in accordance with the terms of Section 611 of the Base Indenture, in the case of the appointment under the Base Indenture of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee shall execute and deliver a supplemental indenture wherein, among other things, each successor Trustee shall accept such appointment;

WHEREAS, the Company wishes and has requested that each Trustee join with it in the execution and delivery of this Supplemental Indenture and the Company has provided each Trustee with a Board Resolution authorizing the execution of and approving this Supplemental Indenture;
WHEREAS, pursuant to Sections 611 and 901(8) of the Base Indenture each Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, all other actions necessary to make this Supplemental Indenture a valid agreement of the Company, First Trustee and U.S. Bank and a valid supplement to the Base Indenture have been performed.
WITNESSETH:
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE ONE
RESIGNATION AND APPOINTMENT
Section 1.01     Resignation and Acceptance.
First Trustee hereby resigns, and the Company hereby accepts such resignation, as Trustee under the Base Indenture in respect of the Future Notes.
Section 1.02     Appointment and Acceptance.
The Company hereby appoints U.S. Bank, and U.S. Bank hereby accepts such appointment, as the Trustee under the Base Indenture in respect of the Future Notes.
Section 1.03     Effectiveness; Termination.
(a) This Supplemental Indenture is entered into pursuant to and consistent with Sections 611 and 901(8) of the Base Indenture, and nothing herein shall constitute an amendment, supplement or waiver requiring the approval of any of the Holders pursuant to Section 902 of the Base Indenture.
(b) This Supplemental Indenture shall become effective and binding on the Company, First Trustee and U.S. Bank and the Holders of the Securities upon the execution and delivery by the parties to this Supplemental Indenture.
Section 1.04     Reference to and Effect on the Base Indenture.
(a) On and after the date of this Supplemental Indenture, each reference in the Base Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Base Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires, and each reference in the Base Indenture to “the Trustee” shall mean and be a reference to First Trustee, in respect of all series of the Securities which have been issued prior to this date and remain outstanding, or to U.S. Bank, in respect of the Future Notes, unless the context otherwise requires.

(b) Except as specifically amended above, the Base Indenture shall remain in full force and effect and is hereby ratified and confirmed.
(c) Nothing contained herein or in the Base Indenture shall constitute First Trustee and U.S. Bank as co-trustees of the same trust and each such Trustee shall be Trustee of a trust or trusts under the Base Indenture separate and apart from any trust or trusts administered by any other such Trustee.
(d) The Company’s obligation and covenant to reimburse each Trustee for reasonable expenses, disbursement and advances and to indemnify each Trustee pursuant to, and in accordance with, the terms of Section 607 of the Base Indenture shall extend to any and all loss, liability or expense incurred by each Trustee , arising out of or in connection with such series of the Securities issued under the Base Indenture for which such Trustee acts as the Trustee.
Section 1.05     The Trustee.
(a) Neither Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for the recitals contained herein.
(b) In the performance of its obligations hereunder, U.S. Bank, as the Trustee in respect of the Future Notes, shall have and be vested with all of the rights, powers, trusts, benefits, protections, indemnities and immunities afforded to the Trustee pursuant to the Base Indenture. The term “Corporate Trust Office” as used in the Indenture in respect of U.S. Bank shall mean the following office of U.S. Bank:
U.S. Bank Trust Company, National Association
Global Corporate Trust Services
1 California Street, Suite 1000
San Francisco, California 94111
Attn: D. Jason (HP Administrator)
or such other office as U.S. Bank may designate from time to time by notice to the Company.
(c) It is hereby confirmed that all the rights, powers, trusts and duties of First Trustee, as Trustee, in respect of all series of the Securities which have been issued prior to this date and remain outstanding shall continue to be vested in First Trustee.
ARTICLE TWO

AMENDMENT
Section 2.01     With respect to Future Notes, the first sentence of the last paragraph of Section 303 is hereby amended and restated in its entirety as follows:
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 2.02  With respect to Future Notes, Section 603 is hereby amended as follows:
(a) The “; and” at the end of clause (12) is replaced with “;”.
(b) The “.” at the end of clause (13) is replaced with “; and”.
(c) A new clause (14) is added, such clause (14) to read as follows:
Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Global Securities.
Section 2.03     With respect to Future Notes, the first paragraph of Section 1002 is hereby amended and restated in its entirety to include the underlined addition:
The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided that no service of legal process against the Company or any Guarantor may be made at any office of the Trustee.
ARTICLE THREE
MISCELLANEOUS
Section 3.01     Application of Supplemental Indenture
(a) The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.
(b) This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.
Section 3.02     Trust Indenture Act Controls.
(a) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Supplemental Indenture, the Trust Indenture Act shall control.

(b) If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, then such provision of this Supplemental Indenture shall control.
Section 3.03     Governing Law; Waiver of Jury Trial.
(a) THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.
(b) The Company irrevocably consents and agrees, for the benefit of either Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Supplemental Indenture may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, New York City, New York and, the Company hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.
(c) EACH OF THE COMPANY, FIRST TRUSTEE AND U.S. BANK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.
Section 3.04     Successors and Assigns.
All agreements of the Company in the Base Indenture and this Supplemental Indenture shall bind its successors and assigns.  All agreements of each of First Trustee and U.S. Bank in the Base Indenture and this Supplemental Indenture shall bind its respective successors.
Section 3.05     Counterparts.
(a) This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
(b) The exchange of copies of this Supplemental Indenture and of signature pages by email or other electronic format (i.e., “pdf,” “tif” “jpg” or other electronically imaged signatures, including, without limitation, DocuSign or AdobeSign) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

(c) This Supplemental Indenture and any other document, certificate or opinion delivered in connection with this Supplemental Indenture, may be signed by or on behalf of the Company and the Trustee by manual or pdf or other electronically imaged signature (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).
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IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.
HP INC.

By:	/s/ Andrea Noseda
Name:	Andrea Noseda
Title:	Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Successor Trustee

By:	/s/ David Jason
Name:	David Jason
Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as First Trustee

By:	/s/ Ann M. Dolezal
Name:	Ann M. Dolezal
Title:	Vice President

[Signature Page to Third Supplemental Indenture]